FOURTH AMENDMENT TO LICENSE AND SUPPLY AGREEMENT

This FOURTH AMENDMENT TO LICENSE AND SUPPLY AGREEMENT (this “Amendment”) is entered into as of September 26th, 2017, by and between Nephros, Inc., a Delaware corporation (“Nephros”), and Medica S.p.A. (“Medica”), and sometimes referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

A. Nephros and Medica are parties to that certain License and Supply Agreement entered into as of April 23, 2012, as amended as of April 10, 2013, May 4, 2015 and May 5, 2017 (collectively, the “Agreement”), whereby the Parties agreed to an exclusive supply arrangement for the Medica Products and Nephros Products.

B. The Parties have agreed to make certain amendments to the Agreement relating to the Term, the right of first refusal, and certain minimum purchase requirements on certain Medica Products.

NOW, THEREFORE, in consideration of the foregoing and of the mutual representations, warranties and covenants contained herein, the Parties agree as follows:

1. Minimum Sales Targets. Section 3.2 of the Agreement is hereby amended to include the following additional total minimum amounts of purchases by Nephros from Medica:

g. €3,625,000 in calendar year 2023

h. €3,825,000 in calendar year 2024

i. €4,000,000 in calendar year 2025

2. Right of First Refusal. Section 7.1 of the Agreement is hereby amended and restated in its entirety, as follows:

“7.1 Intentionally Omitted.”

3. Term and Termination. Section 11.1 of the Agreement is hereby amended and restated in its entirety, as follows:

“11.1 This Agreement shall commence on the Effective Date and shall continue in effect through December 31, 2025, or until terminated by either Party in accordance with this Agreement.”

4. No Further Amendment. Except as expressly modified hereby, the Agreement remains in full force and effect. In the event that any provision of this Amendment, or any provision of the Agreement as amended hereby, is or becomes legally ineffective, this shall not affect the validity of the remaining provisions hereof or thereof, and in lieu of the invalid provisions, the Parties shall agree upon a valid provision that approaches best the commercial purposes of the intended provision.

5. Counterparts; Facsimile Signatures. This Amendment may be executed in multiple counterparts, all of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document. Signatures provided by facsimile transmission shall be deemed to be original signatures.

6. Capitalized Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

[Signature page follows.]

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IN WITNESS WHEREOF, each Party has executed this Amendment as of the date first set forth above.

NEPHROS, INC.		MEDICA S.p.A.

By:	/s/ Daron Evans	By:	/s/ Luciano Fecondini
	Daron Evans		Luciano Fecondini
	Chief Executive Officer		Chief Executive Officer

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